Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Joint Proxy Statement/Prospectus of Griffin Institutional Access Credit Fund included in the Pre-Effective Amendment No. 3 to the Registration Statement (Form N-14 No. 333-217926) of our report dated March 31, 2017, with respect to the financial statements of Griffin-Benefit Street Partners BDC Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California
August 21, 2017